                                                                      EXHIBIT 12


                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.



     Fund Asset Management, L.P. ("FAM"), the holder of shares of common stock, par value $0.10 per share, indicated below, of Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund and Merrill Lynch Large Cap Core Fund, each a series of Merrill Lynch Large Cap Series Funds, Inc., a Maryland corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof, and does further agree that if it redeems any portion of such shares prior to the amortization of the Corporation's prepaid registration fees and offering costs, the proceeds thereof will be reduced by the proportionate amount of unamortized prepaid registration fees and offering costs which the number of shares being redeemed bears to the number of shares initially purchased and outstanding at the time of redemption. FAM further agrees that in the event such shares are sold or otherwise transferred to any other party, that prior to such sale or transfer FAM will obtain on behalf of the Corporation an agreement from such other party to comply with the foregoing as to the reduction of redemption proceeds and to obtain a similar agreement from any transferee of such party.

                             Number of         Number of          Number of          Number of
   Name of Series         Class A Shares    Class B Shares     Class C Shares     Class D Shares
   --------------         --------------    --------------     --------------     --------------
Merrill Lynch Large Cap
 Growth Fund                  12,500            12,500             12,500             12,500
Merrill Lynch Large Cap
 Value Fund                   12,500            12,500             12,500             12,500
Merrill Lynch Large Cap
 Core Fund                    12,500            12,500             12,500             12,500




                              FUND ASSET MANAGEMENT, L.P.

                              By:       /s/ Terry K. Glenn
                                 ---------------------------------------
                                        Authorized Officer


Dated: December 15, 1999